EXHIBIT 10.66

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

PATENT LICENSE AGREEMENT

This agreement (this “Agreement”) is made this 15th day of September, 2006 (“Effective Date”) by and among Toshiba Corporation, a Japanese corporation duly organized and existing under the laws of Japan and having its principal place of business at 1 1, Shibaura l Chome, Minato Ku, Tokyo 105-8001, Japan (“Toshiba”), Acclaim Innovations, LLC, a limited liability corporation duly organized and existing under the laws of the state of Delaware, United States of America and having its principal place of business at 209 West Main Street, Boise, Idaho (“Acclaim”), and Micron Technology, Inc., a corporation organized and existing under the laws of Delaware, United States of America and having its principal place of business at 8000 S. Federal Way, Boise, Idaho (“Micron”).

RECITALS

WHEREAS the Parties have concurrently entered into that Settlement and Release Agreement, dated September 15, 2006 (the “Settlement and Release Agreement”);

WHEREAS Micron owns or controls, or has rights directly or through Subsidiaries in, various patents issued, and applications for patents pending, which patents and pending applications relate to semiconductor devices and integrated circuits, in various countries of the world, and Toshiba desires to obtain rights under or to such patents;

WHEREAS Acclaim owns or controls, or has rights directly or through Subsidiaries in, various patents issued, and applications for patents pending, which patents and pending applications relate to semiconductor devices and integrated circuits, in various countries of the world, and Toshiba desires to obtain rights under or to such patents;

WHEREAS Micron, Acclaim and Toshiba each represents, on its own behalf, that it is fully authorized to deal generally with and to make this Agreement respecting the subject matter hereof;

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and other terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1           In this Agreement, capitalized terms have the meanings specified in attached Schedule 1.

ARTICLE 2

LICENSE GRANTS

2.1           Acclaim hereby grants to Toshiba and its Subsidiaries a worldwide, nonexclusive, irrevocable, nontransferable license, without the right to sublicense third parties, under the Acclaim Patents to make, have made, use, sell, offer for sale, import or otherwise dispose of Licensed Products and to use any methods covered by Acclaim Patents in connection with Licensed Products.  The license granted to Toshiba and its Subsidiaries under this Article 2.1 shall be effective until the end of the License Term.

2.2           Micron hereby grants to Toshiba and its Subsidiaries a worldwide, nonexclusive, irrevocable, nontransferable license, without the right to sublicense third parties, under the Retained Patents to make, have made, use, sell, offer for sale, import or otherwise dispose of Licensed Products and to use any methods covered by Retained Patents in connection with Licensed Products.  The license granted to Toshiba and its Subsidiaries under this Article 2.2 shall be effective until the end of the License Term.

2.3           The right to “have made” as used in this Agreement shall mean [***].

2.4           With respect to any legal entity which qualifies as a Subsidiary on the Effective Date but later ceases to qualify as a Subsidiary (“Former Subsidiary”), the licenses granted pursuant to Articles 2.1 and 2.2 and covenants granted pursuant to Article 3, which are in effect on the date such Former Subsidiary ceases to qualify as a Subsidiary [***].

2.4.1        [***].

2.5           No licenses under any copyrights, mask work rights, trademarks or other intellectual property rights other than Retained Patents and Acclaim Patents are granted under this Agreement.

2.6           Micron and Acclaim make no express or implied warranty or representation that the manufacture, use, sale, offer for sale, importation or other disposition of Licensed Products by Toshiba and/or its Subsidiaries will not infringe patents or other intellectual property rights of third parties.

2.7           Micron and Acclaim make no express or implied representation nor assume any responsibility or obligation regarding the scope, validity, or enforcement of any Patent licensed hereunder.

2.8           No license is granted by Micron, Acclaim, or any of their Subsidiaries, either directly or by implication, estoppel or otherwise, under any Patent licensed by reason of this Agreement, to any third party which acquires the Licensed Products and combines one or more Licensed Products with any other product(s).  For the avoidance of doubt, the licenses granted under this Agreement exclude any implied license to purchasers from Toshiba with respect to other patented products that utilize a Licensed Product or which utilize a plurality of separate Licensed Products.

ARTICLE 3

[***]

3.1           [***].

3.2           [***]:

3.2.1        [***]

3.2.2        [***]:

(i)            [***]

(ii)           [***].

3.2.3        [***].

3.3           [***]:

3.3.1        [***].

3.3.2        [***]:

(i)            [***]

(ii)           [***]

(iii)          [***].

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1           Representations and Warranties of all Parties.  Each Party represents and warrants that:

4.1.1        It has the full power to enter into this Agreement, and, together with its Subsidiaries, has the sole right and authority to grant the licenses and agree to any other term or provision of this Agreement, without the need for any licenses, releases, consents, approvals or immunities not yet granted or obtained;

4.1.2        The execution, delivery and performance of this Agreement by such Party does not and will not conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both) any contract or other agreement or instrument, permit, concession, franchise or license to which such Party is a party; and

4.1.3        It has relied entirely on its own judgment, belief and knowledge and the advice and recommendations of its own independently selected counsel, and accordingly, neither it nor its Subsidiaries shall (or shall have the right to) deny or challenge the validity of this Agreement or the obligations of the Parties hereunder.

4.2           Micron hereby represents, warrants and covenants that:

4.2.1        No inventions or industrial property rights not claimed in Patents were transferred by Lexar to Acclaim.

4.2.2        To the knowledge of Micron, Lexar has not transferred or assigned any Patent, invention or other industrial property right that Lexar owned or controlled during the period beginning on the date that is the earliest filing date of any lawsuit alleging patent infringement that is dismissed under the Settlement and Release Agreement and extending through the Effective Date, other than Transferred Patents transferred to Acclaim.

4.2.3        All Lexar Patents either (i) have been retained by Lexar or (ii) if they have been transferred (in whole or in part), were transferred solely to Acclaim, and as of the Effective Date are owned solely by Acclaim.

4.2.4        It shall require that any assignees, exclusive licensees or other transferees of any Retained Patents agree as a condition to the effectiveness of such assignment, license or other transfer to the terms and conditions of this Agreement and the Settlement and Release Agreement, and that such assignees, exclusive licensees or other transferees require any subsequent assignees, exclusive licensees or other transferees to agree to do so.

4.2.5        [***].

4.2.6        In the event that it sells or otherwise transfers any of its interest in Acclaim and/or Lexar, Micron shall require the purchaser(s) thereof to agree to all of Micron’s undertakings hereunder, provided, however, that such agreement shall not release Micron from its undertakings hereunder.

4.2.7        It shall require any of its successors in interest (including without limitation any purchaser of all or substantially all its assets) to agree to all of Micron’s undertakings hereunder.

4.2.8        Any purported or attempted assignment, license, or other transfer not effected in accordance with this Article 4.2 shall be null and void.

4.3           Acclaim hereby represents, warrants and covenants that:

4.3.1        As of the Effective Date, all Transferred Patents are owned solely by Acclaim and no rights under or with respect to the Transferred Patents have been granted, assigned or transferred to any third party.

4.3.2        It shall require that any assignees, exclusive licensees or other transferees of any Acclaim Patents agree as a condition to the effectiveness of such assignment, license or other transfer to the terms and conditions of this Agreement and the Settlement and Release

Agreement, and that such assignees, exclusive licensees or other transferees require any subsequent assignees, exclusive licensees or other transferees to agree to do so.

4.3.3        [***].

4.3.4        It shall require any of its successors in interest (including without limitation any purchaser of all or substantially all its assets) to agree to all of Acclaim’s undertakings hereunder.

4.3.5        Any purported or attempted assignment, license, or other transfer not effected in accordance with this Article 4.3 shall be null and void.

4.4           [***].

[***].

[***].

ARTICLE 5

PAYMENT

5.1           In consideration of the licenses granted by Micron and Acclaim under Articles 2.1 and 2.2, Toshiba will [***], provided that Toshiba’s payment obligations to Micron under this Article 5.1 shall only arise upon the Settlement and Release Agreement’s having been entered into by the Parties thereto.  The foregoing semi-annual payments shall be made in accordance with the following schedule:

5.1.1        [***]

5.1.2        [***]

5.1.3        [***]

5.1.4        [***]

5.1.5        [***]

5.1.6        [***].

5.2           Acclaim and Micron each agree that, other than the amounts set forth in Article 5.1, no money is or shall be due to Acclaim, Lexar, Micron or any of their respective Subsidiaries by a Toshiba Party as consideration for any of the licenses, covenants, releases and other rights in this Agreement and in the Settlement and Release Agreement.

5.3           Toshiba agrees to make all necessary filings, and take all other actions reasonably necessary to ensure that no payments hereunder are subject to any Japanese withholding tax to the fullest extent permitted under Japanese law, provided that Micron provides all cooperation and information necessary to enable Toshiba to make such filings and take such other actions.  If, notwithstanding the foregoing, the Japanese government imposes any withholding taxes upon any payments made hereunder, such taxes shall be borne by Micron.  Toshiba shall assist Micron in any intervention necessary to exempt such payments from or minimize the amount of any such withholding taxes, and Toshiba shall make all necessary fillings, and take such other actions, as are reasonably necessary to assist Micron with the foregoing.  Toshiba shall withhold the amount of any such withholding taxes levied by the Japanese government from the relevant payment(s) to which such taxes correspond, shall promptly remit such withholding taxes to the Japanese Tax Office; and shall promptly deliver to Micron the official certificate of its payment of such withholding taxes to enable Micron to support a claim of foreign tax credit with respect to such withholding taxes against taxes levied by the United States Government against Micron.

5.4           All amounts due hereunder shall be paid in US dollars by wire transfer to such financial institution and account number as Micron designates in writing to Toshiba.

ARTICLE 6

TERMINATION

6.1           In the event of a material breach of this Agreement by either Acclaim or Micron, on the one hand, or Toshiba, on the other hand, if such material breach is not corrected within sixty (60) days after written notice thereof is received by Acclaim or Micron, on the one hand, or Toshiba, on the other hand, as the breaching Party, [***].

6.2           Either Micron or Acclaim shall have the right, upon written notice to Toshiba, to terminate this Agreement forthwith (i) in the event the normal business conduct of Toshiba ceases for a period of not less than 3 months, or (ii) in the event Toshiba becomes bankrupt or files for bankruptcy protection, within 3 months after such event.

6.3           Toshiba shall have the right, upon written notice to Micron, to terminate this Agreement forthwith (i) in the event the normal business conduct of Micron ceases for a period of not less than 3 months, or (ii) in the event Micron becomes bankrupt or files for bankruptcy protection, within 3 months after such event.

6.4           Notwithstanding any provision of this Agreement, if Toshiba terminates this Agreement under either Article 6.1 or Article 6.3, Articles 2, 3, 4, 6.1, 6.4, 7 and 8 shall survive any expiration or termination of this Agreement.

ARTICLE 7

ASSIGNMENT

7.1           No Party or Subsidiary shall assign, extend or otherwise transfer any of its rights or privileges hereunder, nor shall they inure to the benefit of any successor of such Party, whether by operation of law or otherwise, without the prior written consent of Micron, in the case of any such assignment, extension or transfer by Toshiba or any of its Subsidiaries, or of Toshiba, in the case of any such assignment, extension or transfer by Micron, Acclaim or any of their Subsidiaries.  In the event that a Party or its Subsidiary is ever acquired by or merged with or into another company or entity, the license granted to such Party or Subsidiary herein shall not extend to any operations or activities of such other company or entity (whether preexisting or later created) with which such Party or Subsidiary is or becomes combined or merged.  The provisions of this Article 7.1 are not intended to terminate, diminish, expand, extend or otherwise affect any preexisting licenses or releases granted to the other company or entity by the licensing Party or Parties, [***].

ARTICLE 8

CONFIDENTIALITY

8.1           The Parties hereto shall keep the terms of this Agreement confidential, except that:

8.1.1        a Party may disclose the terms of this Agreement to any court or governmental body or agency compelling such disclosure, but only to the extent so compelled;

8.1.2        a Party may disclose the terms of this Agreement as otherwise may be required by any law and the rules or regulations promulgated under such law;

8.1.3        a Party may disclose the terms of this Agreement to any court or governmental body or agency as required to effect termination or dismissal of any proceeding that is to be terminated or dismissed under the Settlement and Release Agreement, including but not limited to any proceeding before the International Trade Commission;

8.1.4        a Party may disclose this Agreement and its terms to its and its Subsidiaries’ financial, accounting, legal and other advisors, provided that such advisors agree to be bound by confidentiality provisions prohibiting disclosure of this Agreement to other third parties;

8.1.5        [***];

8.1.6        [***];

8.1.7        [***];

8.1.8        a Party may disclose to third parties that this Agreement exists; and

8.1.9        a Party may disclose the terms of this Agreement to its Subsidiaries.

The Parties understand and agree that Micron has determined that it is required to file a copy of this Agreement and the Settlement and Release Agreement as an attachment to its upcoming filing on Form 10-Q with the United States Securities and Exchange Commission (“SEC”) pursuant to United States securities laws.  Micron agrees that it will initially file the Agreement and the Settlement and Release Agreement in the form attached hereto as Exhibit D, and shall request confidential treatment for all portions of the Agreement highlighted in Exhibit D.  If the SEC refuses to grant the request for confidential treatment without modification, Micron will seek to obtain confidential treatment that is consistent with its duties under applicable United States securities laws.  Micron agrees to take reasonable efforts to share any

SEC comments with Toshiba ; provided, however, Toshiba shall have no more than 24 hours to provide Micron with its views as to the SEC written comments.  Micron shall have no obligation to Toshiba to reflect Toshiba’s comments, if any, in Micron’s response to the SEC and Micron shall have no liability to Toshiba for the ultimate disclosure agreed upon between the SEC and Micron.

8.2           A Party receiving a request, subpoena or order for the disclosure of the terms or production of this Agreement shall notify the other Party as soon as practicable and, if at all possible, in sufficient time to allow the other Party to oppose disclosure or seek appropriate protective orders.  The Party receiving such request, subpoena or order shall cooperate to the extent reasonably possible with the other Party in any effort to so oppose disclosure or seek protective orders.

ARTICLE 9

MISCELLANEOUS

9.1           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, U.S.A., without regard to its conflict of law principles.

9.2           Each Party (i) hereby irrevocably submits itself to and consents to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, if such court lacks jurisdiction, the courts of the State of Delaware) for the purposes of any action, claim, suit or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim, suit or proceeding, any argument that it is not personally subject to the jurisdiction of such court(s), that the action, claim, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, claim, suit or proceeding is improper.  Each Party hereby agrees to the entry of an order and to the confession of judgment to enforce any resolution, settlement, order or award made pursuant to this Article 8.2 by such court and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violates any laws or public policy.

9.3           Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, the right to a trial by jury of any action, claim, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by such Party, whether with respect to contract claims, tort claims, or otherwise.  The Parties agree that any such action, claim, suit or proceeding shall be tried by a court trial without a jury.  Without limiting the foregoing, the Parties further agree that the right to a trial by jury is waived by operation of this Article 8.3 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof.  This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

9.4           Each Party agrees to take or cause to be taken (including without limitation causing its Subsidiaries to take or cause to be taken) such further actions, and to execute, deliver and file, or cause to be executed, delivered and filed (including without limitation causing its

Subsidiaries to execute, deliver and file) such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

9.5           This Agreement (including the Schedule and Exhibits attached hereto which are incorporated herein by reference), the Settlement and Release Agreement, and the Cross License, set forth the entire agreement and understanding among the Parties with respect to the subject matter hereof, and supersede all previous understandings, agreements, contracts, communications and representations, whether written or oral, concerning the subject matter to which this Agreement relates and shall not be extended, supplemented or amended in any manner, except by an instrument in writing duly executed by authorized officers or representatives of the Parties hereto which expressly identifies the specific terms to be extended, supplemented or amended.  [***].

9.6           Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be: (a) delivered personally; (b) sent by facsimile, with written confirmation of receipt; (c) sent by registered or certified mail, return receipt requested, postage prepaid; or (d) sent by a private industry express courier, with written confirmation of receipt; and in the case of Acclaim shall be addressed to:

Acclaim Innovations, LLC

209 West Main Street

Boise, ID  83702

USA

Attention:  [***]

Telephone:

and in the case of Micron to:

8000 S. Federal Way

Boise, ID  83716-9632

USA

Attention:  General Counsel

Telephone:  +1-208-368-4517

and in the case of Toshiba to:

Toshiba Corporation

1-1, Shibaura, l-chome

Minato-ku, Tokyo 105-8001

JAPAN

Attention:  General Manager, IP Division,

Semiconductor Company

Telephone:  +81-3-3457-3422

or to such other address or addresses as a Party may from time to time designate as its address by notice in writing to the other Parties.  All notices so addressed are effective when received.

9.7           If any provision, or portion thereof, of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as otherwise applied shall remain in full force.

9.8           If necessary, the Parties shall file necessary applications or documents with the government under the laws of their respective countries and do their best to have this Agreement approved.  This Agreement shall come into force on the date of its approval by the U.S. and Japanese Government, whichever occurs later, as and if necessary.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate on the dates set forth below:

ACCLAIM INNOVATIONS, LLC		TOSHIBA CORPORATION

By:	/s/ Scot Ludwig	/s/ Masashi Muromachi
Name: Scot Ludwig		Name:	Masashi Muromachi
Title: Authorized Representative		Title:	Corporate Executive Vice President,
President and CEO
Semiconductor Company

Date: September 11, 2006		Date: September 11, 2006

MICRON TECHNOLOGY, INC.

By:	/s/ Steven R. Appleton
Name:	Steven R. Appleton
President

Date: September 11, 2006

SCHEDULE 1

DEFINITIONS

1.                                       “Acclaim” shall have the meaning set forth in the initial paragraph of this Agreement.

2.                                       “Acclaim Patents” means all Lexar Patents (whether issued or filed as of the Effective Date or filed later and claiming priority to a Lexar Patent that was issued or filed as of the Effective Date) that Lexar has assigned or otherwise transferred to Acclaim prior to the Effective Date (the “Transferred Patents”), and any other Patents which are counterparts, continuations, divisionals, continuations in part, reissues, or reexaminations of any of the Transferred Patents, and all Patents entitled to claim a priority date from any of the foregoing, which Acclaim or any of its Subsidiaries now or in the future owns or controls, or as to which Acclaim or any of its Subsidiaries has the right to grant licenses or accord freedom from suit, including without limitation the patents and patent applications listed on Exhibit A.  Without limiting the foregoing and notwithstanding anything else to the contrary in this Agreement, Acclaim Patents shall include all Patents issued as of the Effective Date or issued after the Effective Date on patent applications filed as of the Effective Date or filed later and claiming priority to Patents issued or filed as of the Effective Date and assigned by Lexar to Acclaim, where such Patent (including such patent applications) was assigned by Lexar to Acclaim prior to the Effective Date.

3.                                       “Agreement” shall have the meaning set forth in the initial paragraph of this Patent License Agreement.

4.                                       “Ancillary Parts” shall mean supporting means, terminal members, leads and/or envelope means for surrounding and protecting a Semiconductor Device, and any means included within or unitary with such supporting means, terminal members, leads and/or envelope means.

5.                                       [***].

6.                                       [***].

7.                                       “Associate” shall mean, in relation to an entity, any Subsidiary of such entity, or any customer of such entity or of its Subsidiaries.

8.                                       [***].

9.                                       [***].

10.                                 “Cross License” shall mean the Patent License Agreement between Toshiba and Micron, dated August 4, 1997.

11.                                 [***].

12.                                 “Effective Date” shall have the meaning set forth in the initial paragraph of this Agreement.

13.                                 [***].

14.                                 [***].

15.                                 “Former Subsidiary” shall have the meaning set forth in Article 2.4.

16.                                 [***].

17.                                 [***].

18.                                 [***].

19.                                 [***].

20.                                 “Lexar” means Lexar Media, Inc.

21.                                 “Lexar Patents” means all of the Patents, applications and inventions existing and owned or controlled, in whole or in part, by Lexar immediately prior to the formation of Acclaim, including without limitation the patents and patent applications listed on Exhibit B.

22.                                 “License Term” means the period from the Effective Date until the expiration of the last to expire of the Patents included within the Applicable Patents.

23.                                 “Licensed Products” shall mean all devices and products covered by a Retained Patent or a Transferred Patent.  Licensed Products shall not include Exception Products.

24.                                 [***].

25.                                 “Micron” shall have the meaning set forth in the initial paragraph of this Agreement.

26.                                 “NAND Flash Memory Device” shall mean a non-volatile memory Semiconductor Device that includes a plurality of memory cell transistors connected in series, each having a floating gate or charge-trapping region which is electrically programmable and electrically erasable in blocks or chunks, which device is in the form of a discrete chip.

27.                                 “Parties” shall mean Toshiba, Acclaim and Micron, collectively.

28.                                 “Party” shall mean Toshiba, Acclaim or Micron.

29.                                 “Patent Holder” shall mean Acclaim, with respect to the Acclaim Patents, and Micron, with respect to the Retained Patents.

30.                                 “Patents” shall mean all classes or types of patents, including original patents, design patents, utility models, as well as divisions, reissues, reexaminations, continuations,

2

continuations in part, and applications for any of the aforementioned in all countries of the world.

31.                                 “Person” means any corporation, limited liability company or partnership, general or limited partnership, sole proprietorship, association, joint venture, individual in whatever capacity (including as trustee, receiver, conservator, administrator or liquidator), governmental authority, or other entity or body, whether domestic or foreign.

32.                                 “Retained Patents” means all Lexar Patents that Lexar owns or controls as of the Effective Date (the “Pre-existing Patents”), and any other Patents which are counterparts, continuations, divisionals, continuations in part, reissues, or reexaminations of any of the Pre-existing Patents, and all Patents entitled to claim a priority date from any of the foregoing, which Micron or any of its Subsidiaries now or in the future owns or controls, or as to which Micron or any of its Subsidiaries has the right to grant licenses or accord freedom from suit, including without limitation the patents and patent applications listed on Exhibit C.

33.                                 [***].

34.                                 [***].

35.                                 “Semiconductor Device” shall mean a device consisting primarily of a body or film of Semiconductor Material having a plurality of electrodes associated therewith (whether or not said body consists of a single Semiconductor Material or of a multiplicity of such materials, and whether or not said body includes one or more layers or other regions of a material or materials which are of a type other than Semiconductor Material); and if provided as part thereof, said device includes all Ancillary Parts.  The term “Semiconductor Device” shall also include (i) any memory module and any memory card (both in the meaning which is widely used in the industry), and (ii) a printed circuit board having memory functionality sold by an entity where each such board sold by an entity includes memory manufactured by such entity and affixed onto such board prior to sale, and where such sale is to an OEM customer.  Printed circuit boards sold by an entity which do not include memory manufactured by such entity and which are sold to end users are expressly excluded from the term Semiconductor Device.

36.                                 “Semiconductor Material” shall mean any material having an electrical charge carrier concentration which increases with temperature over some temperature range; and having a resistivity in its normal operating temperature range of between 10E(-4) and l0E11 ohm-centimeters.

37.                                 “Settlement and Release Agreement” shall have the meaning set forth in the Recitals to this Agreement.

38.                                 [***].

39.                                 [***].

40.                                 [***].

3

41.                                 “Subsidiary” shall mean a legal entity of which a Person, as of the Effective Date or at any time during the Term, owns or controls, directly or indirectly, either of the following (but only for so long as such ownership or control exists):

a.                                       if such entity has shares or other securities, more than fifty percent (50%) of the outstanding voting shares or securities entitled to vote for the election of directors or others having similar managing authority; or

b.                                      if such entity does not have shares or other securities, more than fifty percent (50%) of the ownership interests that represent the right to vote for the election of managers, directors, or others having similar managing authority or the right to make decisions for such entity.

42.                                 “Technology” shall mean all existing and future designs, materials, techniques, processes, inventions, methods, applications, know-how, data, technical information, intellectual property or other technology.

43.                                 “Toshiba” shall have the meaning set forth in the initial paragraph of this Agreement.

44.                                 “Toshiba Party” shall mean Toshiba, its Subsidiaries (including, for the avoidance of doubt, FlashVision LLC and FlashPartners LLC), and each of their respective agents, representatives, directors, employees, successors and assigns, distributors, resellers, and other direct or indirect customers.

45.                                 “Transferred Patents” shall have the meaning set forth in the definition of Acclaim Patents above.

46.                                 [***].

4

Exhibits

Exhibit A	Acclaim Patents

Exhibit B	Lexar Patents

Exhibit C	Retained Patents

Exhibit D	Form of Redacted Agreement

5